                                                                     EXHIBIT 3.3

                           SECOND AMENDED AND RESTATED

                                   BY-LAWS OF

                         OCEAN POWER TECHNOLOGIES, INC.

                             DATED: OCTOBER 6, 2003

                       SECOND AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS

ARTICLE I. OFFICES.........................................................    1
   1.01  Registered Office.................................................    1
   1.02  Other Offices.....................................................    1

ARTICLE II. SEAL...........................................................    1
   2.01  Seal..............................................................    1

ARTICLE III. SHAREHOLDERS' MEETINGS........................................    1
   3.01  Place.............................................................    1
   3.02  Annual Meetings...................................................    1
   3.03  Special Meeting...................................................    1
   3.04  Notice of Shareholders' Meetings..................................    2
   3.05  Waiver of Notice..................................................    2
   3.06  Action by Shareholders Without Meeting:...........................    2
   3.07  Fixing Record Date:...............................................    4
   3.08  Voting Lists......................................................    5
   3.09  Quorum............................................................    5
   3.10  Voting............................................................    5
   3.11  Election of Directors.............................................    6
   3.12  Inspectors of Election............................................    6
   3.13  Conduct of Meetings:..............................................    6

ARTICLE IV. DIRECTORS......................................................    7
   4.01  Number of Directors...............................................    7
   4.02  Term of Directors.................................................    7
   4.03  Resignation or Removal............................................    8
   4.04  Quorum of Board of Directors and Committees; Action of Directors
         Without a Meeting:................................................    8
   4.05  Place of Board of Directors Meeting...............................    8
   4.06  Annual Meeting....................................................    8
   4.07  Meetings of the Board of Directors:...............................    8
   4.08  Adjournment.......................................................    9
   4.09  Powers of Directors...............................................    9
   4.10  Compensation of Directors.........................................    9
   4.11  Executive Committee/Other Committees..............................    9

ARTICLE V. OFFICERS........................................................    9
   5.01  Officers..........................................................    9
   5.02  Salaries..........................................................   10
   5.03  Resignation or Removal............................................   10
   5.04  Chief Executive Officer...........................................   10
   5.05  President.........................................................   10
   5.06  Vice President....................................................   10


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
   5.07  Chairman of the Board.............................................   11
   5.08  Secretary.........................................................   11
   5.09  Treasurer.........................................................   11
   5.10  Assistant Secretary or Assistant Treasurer........................   11

ARTICLE VI. VACANCIES......................................................   11
   6.01  Directors.........................................................   11
   6.02  Officers..........................................................   11

ARTICLE VII. SHARE CERTIFICATES AND TRANSFERS..............................   12
   7.01  Certificates......................................................   12
   7.02  Uncertificated Shares.............................................   12
   7.03  Transfer of Shares................................................   12
   7.04  Loss of Certificates..............................................   12

ARTICLE VIII. BOOKS AND ACCOUNTS...........................................   12
   8.01  Records...........................................................   12
   8.02  Inspection........................................................   13

ARTICLE IX. MISCELLANEOUS PROVISIONS.......................................   13
   9.01  Monetary Disbursements............................................   13
   9.02  Fiscal Year.......................................................   13
   9.03  Dividends.........................................................   13
   9.04  Reserve...........................................................   13
   9.05  Giving Notice.....................................................   13
   9.06  Disallowed Compensation...........................................   13

ARTICLE X. AMENDMENTS......................................................   14
   10.01 Amendments........................................................   14

ARTICLE XI. INDEMNIFICATION AND INSURANCE..................................   14
   11.01 Indemnification...................................................   14
   11.02 Advances..........................................................   14
   11.03 Procedure.........................................................   14
   11.04 Other Rights......................................................   15
   11.05 Insurance.........................................................   15

ARTICLE XII. BENEFICIAL OWNERSHIP NOTICES AND REQUIREMENTS FOR
             NON-US PERSONS................................................   15
   12.01 Ownership Notice..................................................   15
   12.02 Direction Notice..................................................   15
   12.03 Delivery of Direction Notice......................................   16
   12.04 Effect of Direction Notice........................................   16

                           SECOND AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                         OCEAN POWER TECHNOLOGIES, INC.

                                   ARTICLE I.

                                     OFFICES

     1.01 Registered Office: The registered office of the Corporation shall be at 1590 Reed Road, Suite 1, Building A, Pennington, New Jersey 08534. The Board of Directors may change the registered office from time to time.

     1.02 Other Offices: The Corporation may have such other offices either within or without the State of New Jersey as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II.

                                      SEAL

     2.01 Seal: The corporate seal shall be in the form adopted by the Board of Directors and may be altered by them from time to time.

                                  ARTICLE III.

                             SHAREHOLDERS' MEETINGS

     3.01 Place: All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place or places, either within or without the State of New Jersey, as may from time to time be selected by the Board of Directors.

     3.02 Annual Meetings: The annual meeting of shareholders shall be held on such date and at such time as determined from time to time by resolution of the Board of Directors. At that meeting the shareholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly come before the meeting.

     3.03 Special Meeting: Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by statute or by the Certificate of Incorporation, may only be called by the (a) Chief Executive Officer (if any),
(b) President, (c) Chairman of the Board of Directors (if any), or (d) order of a majority of the Board of Directors. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice calling such meeting.

     3.04 Notice of Shareholders' Meetings: Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail (to the last address appearing on the books of the Corporation), to each shareholder of record entitled to vote at the meeting and to each shareholder otherwise entitled to notice by law, unless a greater period of notice is required by statute in a particular case.

     When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

     3.05 Waiver of Notice: Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by that shareholder.

     Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as of the date of the taking of such action.

     3.06 Action by Shareholders Without Meeting:

          (1) Any action required or permitted to be taken at a meeting of shareholders by statute or the Certificate of Incorporation or By-laws of the Corporation, may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 (concerning mergers, etc.) of the Business Corporation Act (the "Act"), such action may be taken without a meeting only if all shareholders entitled to vote consent thereto in writing and the Corporation provides to all other shareholders the advance notification required by paragraph (2)(b) of this section. Notwithstanding the provisions of this Section 3.06, immediately following the consummation of the earlier of: (a) an initial public offering under the Securities Act of 1933, as amended (the "Securities Act"), by the Corporation of any of its capital stock; or (b) the listing of the Company's Common Stock pursuant to admission of such securities for trading on the Alternative Investment Market operated by the London Stock Exchange, shareholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.06.

          (2) Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of this Section 3.06, any action required or permitted to be taken at a meeting of shareholders by the Act, the Certificate of incorporation, or By-laws, other than the annual election of Directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

               (a) If any shareholder shall have the right to dissent from a proposed action, pursuant to Chapter 11 of the Act, the Board shall fix a date on which written consents are to be tabulated; in any other case, it may fix a date for tabulation. If no date is fixed, consents may be tabulated as they are received. No consent shall be counted which is received more than sixty (60) days after the date of the Board action authorizing the solicitation of consents or, in a case in which consents, or proxies for consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than sixty (60) days after the date of mailing of solicitation of consents, or proxies for consents.

               (b) Except as provided in paragraph (2)(c), the Corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all non-consenting shareholders, who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any conditions precedent to such action. Such notification shall be given at least twenty (20) days in advance of the proposed effective date of such action in the case of any action taken pursuant to Chapter 10 of the Act, and at least ten (10) days in advance in the case of any other action.

               (c) The Corporation need not provide the notification required to be given by paragraph (2)(b) if it

                    (i) solicits written consents or proxies for consents from all shareholders who would have been entitled to vote at a meeting called to take such action, and at the same time gives notice of the proposed action to all other shareholders who would have been entitled to notice of a meeting called to vote upon such action;

                    (ii) advises all shareholders, if any, who are entitled to dissent from the proposed action, as provided in Chapter 11 of the Act, of their right to do so and to be paid the fair value of their shares; and

                    (iii) fixes a date for tabulation of consents not less than twenty (20) days, in the case of any proposed action to be taken pursuant to Chapter 10 of the Act, or not less than ten (10) days, in the case of any other proposed action, and not more than sixty (60) days after the date of mailing of solicitations of consents or proxies for consents.

               (d) Any consent obtained pursuant to paragraph (2)(c) may be revoked at any time prior to the day fixed for tabulation of consents. Any other consent may be revoked at any time prior to the day on which the proposed action could be taken upon compliance with paragraph (2)(b). The revocation must be in writing and be received by the Corporation.

          (3) Whenever action is taken pursuant to subsection (1) or (2), the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes or proceedings of shareholders.

               In case the Corporation is involved in a merger, consolidation or other type of acquisition or disposition regulated by Chapters 10 and 11 of the Act, the pertinent provisions of the statute should be referred to and strictly complied with.

     3.07 Fixing Record Date:

          (1) The Board may fix, in advance, a date as the record date for determining the Corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to:

               (a) notice of or to vote at any meeting of shareholders or any adjournment thereof;

               (b) give a written consent to any action without a meeting; or

               (c) receive payment of any dividend or allotment of any right.

The record date may in no case be more than sixty (60) days prior to the shareholders' meeting or other corporate action or agent to which it relates. The record date for a shareholders' meeting may not be less than ten (10) days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty (60) days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty (60) days before the last day on which consents received may be counted.

          (2) If no record date is fixed,

               (a) the record date for a shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held;

               (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted; and

               (c) the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

          (3) When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

     3.08 Voting Lists: The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. A list required by this section may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting.

     If the requirements of this section have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

     3.09 Quorum: Unless otherwise provided in the Certificate of Incorporation or by statute, the presence of holders of shares (in person, or by proxy) entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

     Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

     3.10 Voting: Each holder of shares with voting rights shall be entitled to one vote for each such share registered in his/her name, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him/her by proxy. Every proxy shall be executed in writing by the shareholder or his/her agent, except that a proxy may be given by a shareholder or his/her agent by telegram cable, telephonic transmission or other means of electronic communication, so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by a shareholder or its agent. No proxy shall be valid for more than eleven (11) months unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy.

     3.11 Election of Directors: At each election of Directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

     Elections of Directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

     3.12 Inspectors of Election: The Board may, in advance of any shareholders' meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment.

     Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a Director in an election for which he has served as an inspector.

     3.13 Conduct of Meetings:

          (1) The Chief Executive Officer of the Corporation, and in the Chief Executive Officer's absence, the President of the Corporation, shall preside at all meetings of shareholders. In the absence of the Chief Executive Officer and the President, by a chairperson designated by the Board of Directors, or in the absence of such designation, by a chairperson chosen by the simple majority vote of the shareholders present at the meeting.

          (2) The Secretary of the Corporation shall act as secretary of all meetings of shareholders; in the Secretary's absence, the chairperson presiding at any such meeting shall appoint a person to act as secretary of the meeting.

          (3) The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting as permitted by law. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          (4) The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

          (5) In advance of any meeting of shareholders, the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of shareholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                   ARTICLE IV.

                                    DIRECTORS

     4.01 Number of Directors: The number of Directors shall be one or such greater number (but not more than seven) as shall be set by the vote of a majority of the Board of Directors then authorized to hold office. A Director shall be at least eighteen (18) years of age and need not be a United States citizen or resident of this State or a shareholder in the Corporation. Each Director shall be elected by the shareholders, at the annual meeting of shareholders of the Corporation, and shall be elected for the term of one (1) year, and until his successor shall be elected and shall qualify.

     4.02 Term of Directors: The Directors named in the Certificate of Incorporation shall hold office until the first annual meeting of shareholders after the filing thereof, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he/she is elected and until a successor shall have been elected and qualified.

     4.03 Resignation or Removal: Except as otherwise provided in the Certificate of Incorporation, any Director may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

     Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may remove any Director for cause and may suspend any Director from acting as Director of the Corporation pending a final determination that cause exists for removal. Any or all the Directors of the Corporation may be removed for cause or without cause by the shareholders by the affirmative vote of the majority of all shares then entitled to vote for the election of the Directors.

     4.04 Quorum of Board of Directors and Committees; Action of Directors Without a Meeting:

          (1) The participation of Directors with a majority of the votes of the entire Board of Directors, or of any Committee thereof shall constitute a quorum for the transaction of business.

          (2) Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any Committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or such Committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or Committee.

     4.05 Place of Board of Directors Meeting: Meetings of the Board of Directors may be held either within or without the State of New Jersey, at such times and places as the Board of Directors shall determine. Except as provided in the Certificate of Incorporation, any or all Directors may participate in a meeting of the Board of Directors, or a committee of the Board of Directors, by means of conference telephone or by any means of communication by which all persons participating in such meeting are able to hear each other.

     4.06 Annual Meeting: An annual meeting of the newly elected Board of Directors shall be held immediately following the annual meeting of shareholders (or immediately following any adjournment thereof) at the place of such annual meeting of shareholders, for the organization of such Board of Directors and for the transaction of any other business as may conveniently and properly be brought before such meeting.

     4.07 Meetings of the Board of Directors:

          (1) Regular meetings of the Board of Directors may be held with or without notice. Special meetings of the Board of Directors shall be held upon notice to the Directors and may be called by the Chief Executive Officer, the President upon at least one (1) day's notice to each Director either personally or by mail, wire, or telephone; special meetings shall be called by the Chief Executive Officer, the President or Secretary in a like manner upon written request of one or more Directors. Notice of any meeting need not be given to any Director who signs a written waiver of notice, whether before or after the meeting. The attendance of any Director at a meeting, without protesting prior to the conclusion of the meeting, the lack of notice of such meeting shall constitute an effective waiver of notice by that Director. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          (2) Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board of Directors, or any Committee thereof, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

     4.08 Adjournment: A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment. Notice of an adjourned meeting need not be given to any Directors who were present at the time of the adjournment only if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

     4.09 Powers of Directors: The Board of Directors shall manage or direct the management of the business and affairs of the Corporation. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these By-laws directed or required to be exercised or done by the shareholders.

     4.10 Compensation of Directors: The Board of Directors, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of Directors or any such committee.

     4.11 Executive Committee/Other Committees: The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Each such committee shall have and may exercise all the authority delegated to it by the Board, except that no such committee shall make, alter or repeal any By-law of the Corporation; elect or appoint any Director, or remove any officer or Director; submit to shareholders any action that requires shareholders' approval; or amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

     Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two (2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                                   ARTICLE V.

                                    OFFICERS

     5.01 Officers: The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and, if desired, a Chief Executive Officer, a Chairman of the Board of Directors,


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

one or more Vice Presidents, and such other officers as the Board deems appropriate. The officers may be elected by the Board of Directors at any annual, regular or special meeting of the Board of Directors and shall serve at the pleasure of the Board of Directors and until their successors are elected and have qualified, subject to earlier termination by removal or resignation. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

     Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-laws to be executed, acknowledged, or verified by two or more officers.

     5.02 Salaries: The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     5.03 Resignation or Removal: Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

     Any officer elected or appointed by the Board of Directors may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause.

     5.04 Chief Executive Officer: The Chief Executive Officer, if one has been appointed, shall be the chief executive officer of the Corporation; he/she shall preside at all meetings of the shareholders and Directors; he/she shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers to any other officer or officers of the Corporation. He/she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He/she shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of the Corporation. He/she shall present a report of the condition of the business of the Corporation at each annual meeting of the shareholders and the Board of Directors.

     5.05 President: The President shall be vested with all the powers and be required to perform all of the duties as is determined by the Board of Directors of the Corporation. In the event there is no Chief Executive Officer, the President shall be vested with all of the powers and be required to perform all of the duties of the Chief Executive Officer as specified in Section 5.04 above.

     5.06 Vice President: The Vice President, if one has been appointed, shall be vested with all the powers and be required to perform all the duties of the President in his/her absence or refusal to act. He/she shall also exercise such powers and perform such duties as may be properly delegated by the Chief Executive Officer, President or the Board of Directors.

     5.07 Chairman of the Board: The Chairman of the Board, if one has been appointed, shall exercise such powers and perform such duties as shall be provided in the resolution proposing that a Chairman of the Board be elected.

     5.08 Secretary: The Secretary shall keep full minutes of all meetings of the shareholders and Directors; he/she shall be EX-OFFICIO Secretary, of the Board of Directors; he/she shall attend all sessions of the Board, shall act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He/she shall give or cause to be given, notices of all meetings of the shareholders of the Corporation and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he/she shall be.

     5.09 Treasurer: The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer (if any), the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation, and shall submit a full financial report at the annual meeting of the shareholders.

     5.10 Assistant Secretary or Assistant Treasurer: Any Assistant Secretary or Assistant Treasurer, if one has been appointed, shall be vested with all the powers and be required to perform all the duties of the Secretary or Treasurer, respectively, in his/her absence or refusal to act or when so directed by the Secretary or Treasurer, respectively. He/she shall also exercise such powers and perform such duties as may be properly delegated by the Chief Executive Officer, the President or the Board of Directors.

                                   ARTICLE VI.

                                    VACANCIES

     6.01 Directors: Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and newly created directorships resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board, or by a sole remaining Director. A Director so elected by the Board shall hold office until his successor shall have been elected and qualified. If, for any reason, the Corporation shall at any time have no Directors then in office, any shareholder may call a special meeting of shareholders for the election of Directors and, over his/her signature, shall give notice of such meeting in accordance with these By-laws.

     6.02 Officers: Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.


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

                                  ARTICLE VII.

                        SHARE CERTIFICATES AND TRANSFERS

     7.01 Certificates: The share certificates of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be numbered consecutively and registered in the transfer records of the Corporation as they are issued. When issued, they shall bear the holder's name, the number of shares, the date of issue, and shall be signed by the President of the Corporation. The Share certificates may also be countersigned by the Secretary of the Corporation and may be sealed with the corporate seal or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile.

     7.02 Uncertificated Shares: The Board of Directors may provide that some or all of the shares of any class or series shall be represented by uncertificated shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates as provided in Chapter 7 of the Act.

     7.03 Transfer of Shares: Upon surrender to the Corporation or the transfer agent or registrar of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office or at the offices of a qualified transfer agent or registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of the share certificates. The Corporation will not register (and will instruct its transfer agent or registrar not to register) any transfer of the Corporation's capital stock issued or sold by the Corporation or its shareholders pursuant to Regulation S promulgated under the Securities Act, not made in accordance with the provisions of Regulation S or pursuant to an available exemption from registration under the Securities Act.

     7.04 Loss of Certificates: In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                                  ARTICLE VIII.

                               BOOKS AND ACCOUNTS

     8.01 Records: The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any. Such books, records and minutes may be kept outside this State. The Corporation shall keep at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.


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

     8.02 Inspection: Any person who shall have been a shareholder of record of the Corporation for at least six (6) months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent (5%) of the outstanding shares of any class or series, upon at least five (5) days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

     9.01 Monetary Disbursements: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     9.02 Fiscal Year: The Board of Directors shall be authorized to choose the initial fiscal year of the Corporation, and to change that fiscal year from time to time.

     9.03 Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

     9.04 Reserve: Before payment of any dividend there may be set aside such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

     9.05 Giving Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation, with postage pre-paid thereon. Such notice shall specify the place, day and hour of the meeting and, in the case of a shareholders' meeting, the general nature of the business to be transacted.

     In computing the period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or these By-laws or any resolution of Directors or shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included.

     9.06 Disallowed Compensation: Any payments made to an officer or employee of the Corporation as salary, commission, bonus, interest or rent, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the


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

duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   ARTICLE X.

                                   AMENDMENTS

     10.01 Amendments: Unless otherwise provided in the Corporation's Certificate of Incorporation or these By-laws, the Board of Directors shall have the power to make, alter and repeal these By-laws, but By-laws adopted by the Board may be amended or repealed, and new By-laws may be made, by the shareholders; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal Article XI.

                                   ARTICLE XI.

                          INDEMNIFICATION AND INSURANCE

     11.01 Indemnification: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or officer of another Corporation, or as a representative in another enterprise, shall be indemnified and held harmless to the fullest extent permissible under and pursuant to any procedure specified in the Act, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

     11.02 Advances: Any person claiming indemnification within the scope of
Section 11.01 shall be entitled to advances from the Corporation for payment of the expense of defending actions against such person in the manner and to the full extent permissible under the laws of the State of New Jersey, as in effect at the time of such indemnification.

     11.03 Procedure: Any indemnification under Section 11.01 or advance under
Section 11.02 may be made by the Corporation only as authorized in the specific case upon the determination that indemnification is proper under the circumstances. Such determination shall be made (a) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of Directors who were not parties to or otherwise involved in the proceeding, (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested Directors so directs, by independent legal counsel designated by the Board of Directors in a written opinion, or (c) by the shareholders.


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

     11.04 Other Rights: The indemnification provided by these By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested Directors, or otherwise both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the legal representative of such a person.

     11.05 Insurance: The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

                                  ARTICLE XII.

                  BENEFICIAL OWNERSHIP NOTICES AND REQUIREMENTS
                               FOR NON-US PERSONS

     12.01 Ownership Notice: If any shareholder of the Corporation who is not a US person (as defined under Regulation S promulgated under the Securities Act) or any other person appearing to have an interest, economic or otherwise, in shares held by such shareholder, has been duly served with a written notice from the Corporation demanding information concerning the beneficial ownership and voting rights and powers of shares of the Corporation held by such shareholder (the "Ownership Notice") and is in default for a period of fourteen (14) days from the date of service of such notice in supplying to the Corporation the information thereby required or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material respect, then (unless a majority of the Board of Directors otherwise determines) in respect of:

          (1) the shares of capital stock in the share register of the Corporation which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "Default Shares", which definition shall include any further shares of capital stock which are issued in respect of such shares); and

          (2) any other shares of capital stock of the Corporation held by such shareholder;

the shareholder shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than an Approved Transfer (as defined below) or pursuant to Article 12.02(1) below) be entitled to attend or vote either personally or by proxy at a shareholders' meeting of the Corporation or to exercise any other rights conferred by share ownership in relation to shareholders' meetings.

     12.02 Direction Notice: Where the Default Shares represent 1% or more of the issued and outstanding shares of a particular class of capital stock, the Board of Directors may in their absolute discretion by notice (a "Direction Notice") to such shareholder direct that:

          (1) any dividend or part thereof or other money which would otherwise be payable in respect of the Default Shares shall be retained by the Corporation without any liability to pay interest thereon when such dividend or other money is finally paid to the shareholders and such shareholder shall not be entitled to elect to receive shares in lieu of dividend; and/or

          (2) no transfer of any of the shares held by such shareholder shall be transferred unless the transfer is approved by the Board of Directors in its sole discretion (an, "Approved Transfer") or:

               (a) the shareholder is not itself, himself or herself in default as regards to supplying the information required by the Ownership Notice; and

               (b) the transfer relates only to a part of the shareholders' holdings of shares of the Corporation and, when presented for transfer, is accompanied by a representation certificate from the shareholder in a form satisfactory to the Board of Directors to enable the Board of Directors to be satisfied that none of the shares which are the subject of the transfer are Default Shares;

Any Direction Notice may treat shares of a shareholder in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter. Upon the giving of a Direction Notice its terms shall apply accordingly.

     12.03 Delivery of Direction Notice: The Corporation shall send to each other person appearing to the Corporation to have an interest, economic or otherwise, in the shares which are the subject of any Direction Notice, a copy of the notice, but the failure or omission by the Corporation to do so shall not invalidate such notice.

     12.04 Effect of Direction Notice: As provided for herein, any Direction Notice shall be in effect in accordance with its terms for so long as the default set forth in the Direction Notice continues and shall cease to be in effect thereafter upon the Board of Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the shareholder). The Board of Directors may at any time give notice canceling a Direction Notice. Any Direction Notice shall cease to have effect in relation to any shares which are transferred by such shareholder by means of an Approved Transfer or in accordance with Article 12.02(1) above.


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